                                                                 EXHIBIT 10.4.1


                           LOAN MODIFICATION AGREEMENT
                                                                           PTC-4
                                                                         2-26-97


         THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of this 20th day of February, 1997, by and among Automotive One Parts Stores, Inc. ("Automotive One"), A.P.S., Inc. ("APS") and Autoparts Finance Company, Inc. ("AFCO").

         WHEREAS, On or about December 17, 1993, Automotive One and APS entered into that certain Continuing Credit Agreement and Security Agreement, that certain Guaranty of Account executed by Mr. Robert H. Gentry, III and Ms.' Joyce G '. Seifert and certain other documents executed in connection therewith (collectively, the-"Open Account Documents"), whereby Automotive One was allowed to purchase, on open Account, merchandise supplied by APS and to be paid for in accordance with specified terms and secured by certain collateral, as more specifically set forth therein; and

         WHEREAS, On or about October 25, 1995, Automotive One executed that certain Promissory Note in favor of APS evidencing a loan in the original principal amount of $2,450,000 (the "APS NOTE"), the obligations of which are secured by that certain Security Agreement dated October 25, 1995, by and between Automotive One and APS, that certain Guaranty executed by Robert H. Gentry, III and certain other documents executed in connection therewith (collectively, the "APS SECURITY DOCUMENTS" and that certain Mortgage Deed dated October 25, 1995, by and among Automotive One, APS and AFCO (the "MORTGAGE DEED" recorded in the real property records of Orange, Seminole and Brevard Counties, Florida; and

         WHEREAS, On or about October 25, 1995, Automotive One executed that certain Promissory Note in favor of AFCO evidencing a loan in the original principal amount of $2,500,000 (the "AFCO NOTE"), the obligations of which are secured by that certain Security Agreement dated October 25, 1995, by and between Automotive One and AFCO, that certain Guaranty executed by Robert H. Gentry, III and certain other documents executed in connection therewith (collectively, the "AFCO SECURITY DOCUMENTS") and the Mortgage Deed; and

         WHEREAS, On or about October 25, 1995, Automotive One, APS and AFCO entered into that certain Loan Agreement (the "LOAN AGREEMENT"), in the form attached to hereto as EXHIBIT "A" governing the rights and obligations of the parties with respect to, among other things, the APS Note and the AFCO Note; and

         WHEREAS, On or about October 25, 1995, Automotive One and APS entered into that certain Product Purchase Agreement (the "PRODUCT PURCHASE AGREEMENT") requiring, among other things, Automotive One to purchase, and APS to supply, merchandise; and

         WHEREAS, Automotive One is currently in default of its obligations with respect to the APS Indebtedness, the AFCO Indebtedness and the Open Account Indebtedness (each as hereinafter defined), in each case, by, among other things, failing to make the required payments due thereon. As a result, APS and AFCO have certain rights under the various Loan Documents including, but not limited to, the right to foreclose the Mortgage Deed, foreclose its security interest, cancel the right of Automotive One to purchase from APS, etc., any one of which would have a material adverse effect on Automotive One and its business; and

         WHEREAS, Automotive One has requested that APS and AFCO defer exercising any of such rights and further agree to certain modifications of the APS Indebtedness, the AFCO Indebtedness and the Open Account Indebtedness for the purpose, among other things, of allowing Automotive One a grace period within which to raise funds sufficient to pay the Indebtedness in full and continue to have the right to purchase from APS on the credit terms as set forth in this Agreement. Such requests include a deferral of interest, a postponement of the maturity date and other accommodations; and

         WHEREAS, APS and AFCO are each willing to enter into certain modifications of the APS Indebtedness, the AFCO Indebtedness and the Open Account Indebtedness upon the terms and conditions set forth herein. As a result, APS and AFCO are deferring their right to exercise remedies available to them, including the right to foreclose on certain real and personal property of Automotive One, and to further permit Automotive One to continue to purchase from APS. In addition, APS and AFCO are willing to defer the payment of principal and interest for a limited period of time and under certain circumstances to waive default interest in its entirety in an effort to assist Automotive One in its business.

         NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1. I DEFINED TERMS. In addition to other terms defined herein, as used in this Agreement:

                  AFCO INDEBTEDNESS means any and all obligations and amounts owing or to be owing by Automotive One to AFCO in connection with the AFCO Note, the AFCO Security Documents, the Mortgage Deed and the Loan Agreement, (which would include by definition, current and continuing interest).

                  APS INDEBTEDNESS means any and all obligations and amounts owing or to be owing by Automotive One to APS in connection with the APS Note, the APS Security Documents, the Mortgage Deed and the Loan Agreement, (which would include by definition, current and continuing interest).

            FILING DATE means May 30, 1997.

                  INDEBTEDNESS means, collectively, the APS Indebtedness, the
            AFCO Indebtedness and the Open Account Indebtedness and other amounts due under this Agreement such as Closing Costs (as defined below) (which would include by definition, current and continuing interest).

                  LOAN DOCUMENTS means, collectively, the Open Account
            Documents, the APS Note, the APS Security Documents, the AFCO Note, the AFCO Security Documents, the Mortgage Deed, the Loan Agreement and the Product Purchase Agreement.

                  NOTICE OF DEFAULT means the letter dated October 4, 1996, from
            Patrick T. Christiansen of Akerman, Senterfitt & Eidson, P.A., to Automotive One regarding notice of default and accelerating and demanding payment of the principal amounts outstanding under the APS Indebtedness, the AFCO Indebtedness and the Open Account Indebtedness, together with accrued interest and default charges.

                  MATURITY DATE means the earlier to occur of (i) the date of receipt by Automotive One of the proceeds of a public offering of shares of its common stock which are registered with the Securities Exchange Commission and (ii) July 31, 1997.

                  OPEN ACCOUNT INDEBTEDNESS means any and all obligations and amounts owing or to be owing by Automotive One to APS in connection with the Open Account Documents and the Product Purchase Agreement, including all amounts currently due for product purchases made by Automotive One from APS and amounts hereafter due for additional product purchases from APS, (which would include by definition, current and continuing interest).

                  PRODUCT RETURN CREDIT shall mean a credit due Automotive One for the return to APS of certain automotive parts which have previously been purchased by Automotive One from APS, and which return and credit are in compliance with the product return policy of APS.

                  REAL PROPERTY means the parcels of real property in which APS and AFCO currently has a mortgage interest pursuant to the Mortgage Deed (as defined below) and those parcels of real property set forth on EXHIBIT "B" hereto in which APS and AFCO will have a mortgage interest pursuant to a modification of the Mortgage Deed (the "MORTGAEE DEED MODIFICATION") to be executed contemporaneously with this Agreement.

         Section 1.2 OTHER DEFINED PROVISIONS. All terms defined in this Agreement, whether or not defined in Section 1.1, have the meanings provided herein when used herein or in the documents attached hereto as Exhibits or in any other document, certificate or instrument made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                                   ARTICLE II
                               AMOUNTS OUTSTANDING

         Section 2.1 Outstanding Balances. As of the dates indicated below, subject to any Product Return Credit as set forth in Section 2.4 below, the following amounts are outstanding on each indebtedness described below:

                                   PRINCIPAL           ACCRUED & UNPAID           ACCRUED & UNPAID
                                    BALANCE            INTEREST AT NON-              INTEREST AT
                                                         DEFAULT RATE               DEFAULT RATE
APS Indebtedness                $2,243,995.73             $304,743.21                $132,455.11
(01/31/97)

AFCO Indebtedness               $2,465,467.67             $191,190.16                $ 13,339.83
(01/31/97)

Open Account Indebtedness       $1,947,533.57                     N/A                $ 72,367.70
(01/25/97)

In addition to the foregoing amounts, there shall continue to be due and owing to APS (with respect to the APS Indebtedness and the Open Account Indebtedness), and AFCO (with respect to the AFCO Indebtedness), from and after the date hereof, additional interest and other amounts as may accrue from time to time under the Loan Documents pertaining to each; PROVIDED, HOWEVER, that no additional advances of principal will be allowed under the APS Note or the AFCO Note. There shall be further added to the foregoing indebtedness (to be secured by the Mortgage Deed) any and all costs and expenses associated with the transaction contemplated by this Agreement including, but not limited to, all costs and attorneys' fees of APS and AFCO and any recording or similar expenses associated wit ' h the Mortgage Deed or acquiring a mortgage on the additional parcels of real property (the "CLOSING COSTS"). Said Closing Costs shall, if not previously paid, be paid on the Maturity Date and shall be secured by the Mortgage Deed. Interest shall not accrue on the Closing Costs PROVIDED, HOWEVER if the Closing Costs are not paid by the Maturity Date then interest will accrue on the Closing Costs at the default rate from and after the Maturity Date.

         Section 2.2 COSTS AND ATTORNEY'S-FEES. To the extent Automotive One does not comply with the terms of this Agreement or the other documents executed in connection herewith, additional costs and attorneys' fees may be incurred by APS or AFCO as a result of enforcing their rights under the Loan Documents, this Agreement or the other documents executed in connection herewith. The parties hereby agree that any such costs an . d fees shall be paid by Automotive One to APS or AFCO, to the extent incurred by each, on or before the Maturity Date. All such amounts shall be further secured by the Mortgage Deed.

         Section 2.3 AMOUNTS DUE, NO DEFENSES OR SET-OFFS. Automotive One hereby agrees as follows:

                  (a) That the amounts set forth in Section 2.1 as being due and owing by Automotive One are absolutely and unconditionally due and owing to APS and AFCO, as applicable, in accordance with the terms of the Loan Documents, as modified hereby.

                  (b) That each and all of the Loan Documents, and the rights and remedies granted to APS or AFCO thereunder, are fully binding upon and enforceable against Automotive One in accordance with their respective terms.

                  (c) That, subject to any Product Return Credit as set forth in
            Section 2.4 below, (and which Product Return Credit is only applicable to the Open Account Indebtedness), Automotive One is not now entitled to any claim, counterclaim, defense, affirmative defense, or right of set-off or recoupment whatsoever against APS or AFCO or either of their successors or assigns with regard to the payment of any or all of the amounts described in Section 2.1 or the enforcement of any of the rights and remedies of APS or AFCO under any of the Loan Documents, and Automotive One does hereby release, waive and surrender any and all claims, counterclaims, defenses, affirmative defenses, and rights of set-off or recoupment whatsoever, whether known or unknown, relating to acts, events, conduct or any other matter occurring at or prior to the execution and delivery of this Agreement that Automotive One might otherwise have been entitled to assert or allege against APS or AFCO for any reason, including, without limitation, any matter related to, connected with, arising out of or regarding the payment of the amounts described in Section 2.1 to APS or AFCO, or the enforcement of any provision of any of the Loan Documents.

The provisions set forth in this Section 2.3 and Section 2.4 below are a material inducement for each of APS's and AFCO's willingness to enter into this Agreement. Without the agreement of Automotive One to this provision, neither APS nor AFCO would have been willing to execute this Agreement and each would have proceeded with the collection of the APS Indebtedness, the AFCO Indebtedness and the Open Account Indebtedness, as applicable, and the enforcement of each of their respective rights and remedies under the Loan Documents, free of the conditions and restrictions set forth herein.

         Section 2.4 PRODUCT RETURN CREDIT. Automotive One hereby agrees as follows in regard to Product Return Credit:

                  (a) If and to the extent Automotive One is entitled to any
            Product Return Credit, it shall serve as a credit only against the Open Account Indebtedness, and shall not serve as a credit against the APS Indebtedness or the AFCO Indebtedness.

                  (b) Any Product Return Credit shall only be for the return to
            APS by Automotive One of automotive parts which were previously purchased by Automotive One from APS. Automotive One shall not be entitled to any other credits whatsoever except for Product Return Credits. Further, for Automotive One to be entitled to any such credit for the return of automotive parts, the return must be in strict compliance with APS's policy for accepting the return of automotive parts and issuing a credit.

                  (c) In regard to all automotive parts returned by Automotive
            One to APS on or prior to December 25, 1996, Automotive One acknowledges that it has received all Product Return Credits, and Automotive One is not entitled to any further Product Return Credits for automotive parts returned to APS prior to December 25, 1996. Accordingly, the only Product Return Credits that Automotive One will be entitled to, if any, are for automotive parts returned to APS after December 25, 1996.

It is the intent of this Section to enable Automotive One to agree to the amounts outstanding in Section 2.1 above in regard to Open Account Indebtedness, as the parties are currently processing returns and credits and cannot as of any particular recent date agree as to the amount absolutely and unconditionally owing on the Open Account Indebtedness. It is only because of those product returns and requests for credits that said absolute amount cannot be agreed to. Accordingly, this Section 2.4 has been added to make available to Automotive One in strict compliance with APS's product return policy credits, but only for product which has been returned to APS by Automotive One after December 25, 1996. As such, Automotive One shall not be entitled to any credits whatsoever for any purpose whatsoever in regard to product return or any other matters occurring prior to December 26, 1996.

         Automotive One may obtain change over credits (which are not Product Return Credits) to the Open Account Indebtedness pursuant to that certain letter dated February 25, 1997 from Mr. Michael L. Preston of APS to Mr. Bobbie Gentry of Automotive One.

                                   ARTICLE III

                             PAYMENT OF INDEBTEDNESS

         Section 3.1 Automotive One hereby agrees to pay to APS and AFCO, as appropriate, the Indebtedness as follows:

         APS Indebtedness:          Non-default rate interest as set forth in
                                    the APS Note shall continue to accrue on the past due principal balance amount set forth in Section 2.1; however, no payments of interest shall be required until the Maturity Date, at which time the entire outstanding principal balance plus accrued interest shall be due and payable in full.

         AFCO Indebtedness:         Non-default rate interest as set forth in
                                    this AFCO Note shall continue to accrue on the outstanding principal balance; HOWEVER, no payments of interest or principal shall be required until the Maturity Date, at which time the entire outstanding principal balance plus accrued interest shall be due and payable in full.

         Open Account
         Indebtedness:              Between the date of this Agreement and the
                                    Maturity Date, Automotive One shall pay
                                    before the close of business on Monday (or, if Monday is a holiday, then on the next succeeding business day) of each week, an amount equal to the total of the immediately preceding week's purchases of merchandise from APS. Also, during such period, any credits to which Automotive One may be entitled from APS with respect to merchandise returns shall be credited by APS against the outstanding past due balance owed by Automotive One on the Open Account
                                    Indebtedness. Any credits to which
                                    Automotive One may be entitled from APS with respect to cores and defects shall be credited by APS against the outstanding current balance owed by Automotive One on the Open Account Indebtedness. On the
                                    Maturity Date, Automotive One shall pay so much of the outstanding balance on the Open
                                    Account Indebtedness as is necessary to
                                    cause Automotive One to have fully paid for all purchases from APS plus any interest or other service charges and deferred amounts associated therewith other than those occurring within the monthly pay period in which the Maturity Date occurs.

         Section 3.2 DEFAULT STATUS. Automotive One acknowledges receipt of the Notice of Default. Subject to the proviso in the following sentence, by their execution of this Agreement, APS and AFCO each agree to withhold any actions they may be entitled to take under the Loan Documents as a result of default by Automotive One. Provided Automotive One strictly complies with all of its duties and obligations under this Agreement, the other documents executed in connection herewith and the Loan Documents, as modified hereby, then the Notice of Default shall be withdrawn. If, however, a nonmonetary default should occur under this Agreement or the other documents executed in connection herewith, or any additional or future defaults should occur under the Loan Documents, as modified hereby, and Automotive One fails to cure said default within twenty (20) business days after written notice of said default has been give to Automotive One then the Notice of Default shall automatically be reinstated as to the notice of default provided therein and any agreement by APS or AFCO to withhold any actions either may be entitled to take under the Loan Documents, this Agreement or the other documents executed in connection herewith shall no longer be effective and each shall be entitled immediately to exercise any and all of its remedies under the Loan Documents, this Agreement or the other documents executed in connection herewith without any further notice to Automotive One. If Automotive One should fail to make any payment required under this Agreement or the other documents executed in connection herewith, or under the Loan Documents, as modified hereby, then Automotive One shall have five (5) business days following receipt of written notice from APS or AFCO of such failure to pay within which such failure before a default shall have occurred, PROVIDED, HOWEVER, no notice of default is required to be given and no grace or cure period is applicable with respect to payments due on the Maturity Date. Upon the occurrence of such default, any argument by APS or AFCO to withhold any actions either may be entitled to take under the Loan Documents, this Agreement or the other documents executed ion connection herewith shall no longer be effective and each shall be entitled immediately to exercise any and all of its remedies under the Loan Documents, this Agreement or the other documents executed in connection herewith without any further notice to Automotive One.

         Section 3.3 DEFAULT INTEREST. The parties hereby agree:

                  (a)Provided Automotive One timely makes all payments required of it under Section 3.1, APS and AFCO each agree to waive the Default Interest (as defined below) to which it is entitled as set forth in
         Section 2.1 with respect to the APS Indebtedness and the AFCO Indebtedness. For purposes of this provision, "DEFAULT INTEREST" shall mean only that additional interest that is based on the default rate set forth in the Loan Documents, and includes the Default Interest set forth in Section 2.1 above as well as future Default Interest that may accrue prior to the Maturity Date. Default Interest does not include interest that has accrued and continues to accrue at the non-default rate set forth in the Loan Documents.

                  (b) If Section 3.3 (a) is not applicable due to Automotive One's default under this Agreement, any other document executed in connection herewith or the Loan Documents, as modified hereby, neither APS nor AFCO shall be deemed to have waived the Default Interest to which each is entitled, and all Default Interest shall be due and owing to each as of the date of such default.

         Section 3.4 FAILURE TO MAKE REQUIRED PAYMENTS. If Autom6tive One should fail to make any of the payments required by Section 3.1 after any applicable notice and cure period, Automotive One shall immediately be in default of this Agreement. At such time, Automotive One shall no longer be entitled to any rights or privileges under this Agreement, the Notice of Default shall immediately be reinstated as to the notice of default provided therein and APS and AFCO each shall be entitled to exercise any and all remedies available to it under the Loan Documents, this Agreement or the other documents executed in connection herewith.

         Section 3.5 ADDITIONAL COLLATERAL. As additional collateral to secure the Indebtedness and obligations of Automotive One under this Agreement, the other documents executed in connection herewith and the Loan Documents, as modified hereby, Automotive One (or such other party as may have an interest therein) shall grant to APS and AFCO a mortgage interest in the parcels of real property described on Exhibit B attached hereto (the "ADDITIONAL REAL PROPERTY") and shall take any and all further actions and execute such other documents as may be appropriate or necessary to vest in APS and AFCO such mortgage interest, including, without limitation, the transfer of title to any such Additional Real Property ' if not held by Automotive One prior to the filing of the Mortgage Deed Modification. Any filing fees, taxes and other costs (including, without limitation, attorney's fees) incurred by APS or AFCO associated with the grant of such mortgage interest (i.e. a Closing Cost) shall be at the sole cost and expense of Automotive One and, if not immediately paid by Automotive One, shall be added to the indebtedness owed and shall be secured by the mortgage deed and paid by no later than the Maturity Date. As set forth in Section 2.1 above, interest will not accrue on any Closing Cost provided that the Closing Costs are paid by the Maturity Date. Additionally, Robert H. Gentry, III and Janice Sue Gentry, his wife, shall further execute and deliver to APS and AFCO their continuing, absolute and unconditional guaranty for all obligations of Automotive One with respect to the APS Note, all obligations of Automotive One with respect to the AFCO Note, and all amounts currently owed or which may hereafter be owed under the Open Account Indebtedness, the form of which guaranty is attached hereto as Exhibit C (the "GUARANTY").

         Section 3.6 NO OBLIGATION TO PURSUE COLLATERAL.

                  (a) Notwithstanding the past, present or future granting of additional collateral to APS or AFCO to secure the Indebtedness, neither APS nor AFCO shall be under any duty or obligation first to pursue or proceed against any collateral or any person liable for the payment of any portion of the Indebtedness in the event of a default by Automotive One under this Agreement, the other documents executed in connection herewith or the Loan Documents, as modified hereby, but may proceed immediately against any collateral securing, or obligor or guarantor of, the Indebtedness. In the event of a default by

                  Automotive One, the rights of APS and AFCO shall be cumulative and each may, in its sole discretion,, elect to exercise any one or more of the rights granted to it by this Agreement, the documents executed in connection herewith, the Loan Documents or under applicable law, all of which rights shall be cumulative.

                  (b) Automotive One does hereby state that its obligation for payment of the Indebtedness is absolute and unconditional and that APS and AFCO may each release, discharge or substitute any collateral whatsoever or release or modify the obligations of any party liable for payment of any or all of the Indebtedness upon such terms and conditions as it may, in its sole discretion, wish, without notice to Automotive One. Neither APS nor AFCO shall be under any obligation to perfect any security interest in or otherwise preserve any collateral granted to it at any time for purposes of securing the Indebtedness.

                                   ARTICLE IV

                  FORECLOSURE; APPOINTMENT OF A RECEIVER, ETC.

         Section 4.1 FORECLOSURE. The parties hereto agree that, upon the occurrence of a default by Automotive One under this Agreement, the documents executed in connection herewith or the Loan Documents, as modified hereby, after the date hereof, APS and AFCO shall each be entitled promptly to institute a judicial foreclosure action against the Real Property or any portion thereof in the Circuit Court of Orange, Seminole or Brevard Counties Florida, as applicable. Automotive One agrees that service of process upon it with regard to such action may be legally and validly effectuated by mailing copies of the summons and foreclosure complaint to:

                  Robert H. Gentry, III
                  President
                  AUTOMOTIVE ONE PARTS STORES, INC.
                  701 West Church Street
                  Orlando, Florida 32801

who shall accept service of process on behalf of Automotive One, and who is hereby appointed irrevocably by Automotive One to accept said service. In accordance with the provisions of Section 2.3, Automotive One further agrees and acknowledges that it is not entitled to, and will not assert, any claim, counterclaim, defense, affirmative defense or right of set-off or recoupment whatsoever against APS or AFCO, or their successors or assigns, in such foreclosure action or otherwise relating to any act, event, conduct or other matter whatsoever occurring at or prior to the execution and delivery of this Agreement and shall, upon the request of either APS or AFCO, consent to the entry of a final judgment of foreclosure in favor of APS or AFCO in such action, which final ji4ogment shall, among other things, fix the amount of the debt as stated in Article 11, determine that APS's or AFCO's mortgage lien, as applicable, is superior to any rights of Automotive One in the Real Property, and shall order the sale of such Real Property and application of the proceeds thereof, if any, to the Indebtedness.

         Section 4.2 APPOINTMENT OF A RECEIVER. By its execution hereof, Automotive One agrees that it shall, upon the request of either APS or AFCO, consent to the appointment of a receiver in the foreclosure action referenced in
Section 4.1, which receiver shall be responsible for the operation of the Real Property and for the collection of all rents arising therefrom, if any. Should Automotive One fail to consent to the appointment of any such receiver, then it agrees, by its execution hereof, that APS and AFCO shall each be entitled, upon request made in any such action, to the immediate appointment of a receiver on an ex parte basis, without regard to the solvency or insolvency of Automotive One or the value of any parcel of the Real Property. In such action, if Automotive One is in monetary default, Automotive One further agrees to a bond of $100.00. This Section relates only to the Mortgage Deed as it relates to the Real Property and does not relate to any personal property of Automotive One.

         Section 4.3 RELIEF FROM STAY. Automotive One is entering into this Agreement with the express understanding that Automotive One will not hereafter voluntarily file and seek the entry of an order for relief in any case under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") or consent to the entry of an order for relief in any involuntary case under the Bankruptcy Code. If Automotive One does file a voluntary case or does consent to any such involuntary case under the Bankruptcy Code, Automotive One agrees that APS's and AFCO's mortgage, security or other interest in the Real Property and other personal property assets of Automotive One will not be adequately protected and that APS and AFCO, upon request, shall each be entitled to immediate ex parte relief from the automatic stay under Section 362 (d) (1) of the Bankruptcy Code and that it shall not object to or in any other manner seek to forestall the grant of such relief to APS or AFCO.

         Section 4.5 EFFECT OF PERFORMANCE BY AUTOMOTIVE ONE. Provided all of the following conditions are met and have occurred, APS and AFCO shall cause to be released, at the sole cost and expense of Automotive One, each of their mortgage interests in the Real Property and each of their interests in the other personal property assets of Automotive One securing the APS Indebtedness and the AFCO Indebtedness. Nothing herein shall be construed as requiring APS to release its interest in the personal property assets of Automotive One securing the Open Account Indebtedness, which the parties acknowledge and agree shall remain to secure Automotive One's continuing obligations with respect to such Open Account Indebtedness. The conditions are the following:

                  (a) Automotive One has timely paid all amounts due under
         Section 3.1; and

                  (b) Automotive One is not at said time in default with -respect to any obligation set forth in this Agreement, the documents executed in connection herewith or the Loan Documents, as modified hereby.

Nothing in this Section 4.5 shall be deemed or construed as a release or waiver by APS of any obligations owed by Automotive One under the Open Account Documents or the Product Purchase Agreement, which shall remain in full force and effect irrespective of the meeting of the above conditions by Automotive One.

                                    ARTICLE V

                                 MISCELLANEOUS

         Section 5.1 RATIFICATION OF LOAN DOCUMENTS. The parties hereby confirm and ratify the terms and conditions of the Loan Documents and agree that the Loan Documents are in full force and effect, enforceable in accordance with their terms, except as otherwise expressly set forth in this Agreement.

         Section 5.2 TIME OF ESSENCE; GOVERNING LAW. Time is of the essence of this Agreement. This Agreement shall be construed in accordance with, and governed by, the law of the State of Florida.

         Section 5.3 COSTS AND ATTORNEY'S FEES. In the event of any default under this Agreement, the documents executed in connection herewith or the Loan Documents, as modified hereby, Automotive One shall be obligated for and shall pay all costs and attorneys' fees incurred by APS and AFCO in any proceeding upon this Agreement, the documents executed in connection herewith or the Loan Documents. As used herein, costs and attorneys' fees shall include costs and attorneys' fees incurred in any proceeding including any appeal therefrom.

         Section 5.4 AUTHORITY OF AUTOMOTIVE ONE. Automotive One hereby represents and warrants to APS and AFCO that Automotive One has all requisite corporate power and authority to execute and deliver this Agreement and that this Agreement constitutes, and the documents executed by Automotive One in connection with this Agreement constitute, the valid and legally binding obligation of Automotive One, enforceable in accordance with their respective terms and conditions. In addition, Automotive One shall further pay on or before the Maturity Date to APS and AFCO all costs, expenses and attorneys' fees incurred by APS and AFCO in connection with the transactions contemplated by this Agreement.

         Section 5.5 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any law to which Automotive One is subject, any provision of the charter, bylaws or other organizational documents of Automotive One or conflict with, result in a breach of, constitute a default under, result in the acceleration of, or require any notice or consent under, any agreement, contract, lease, license, instrument or other arrangement to which Automotive One is a party or by which it may be bound.

         Section 5.6 CROSS-DEFAULT AND CROSS-COLLATERALIZATION. To the extent not already provided in the Loan Documents, Automotive One hereby acknowledges and agrees that any default under its obligations with respect to any one of the APS Indebtedness, the AFCO Indebtedness or the Open Account Indebtedness shall also constitute a default with respect to the other two. A default under the Loan Agreement (as modified by this Agreement) shall also constitute a default under each other obligation owing from Automotive One to APS or AFCO. Similarly, to the extent not already provided in the Loan Documents, any collateral pledged or to be pledged to secure the obligations of Automotive One with respect to any one of the APS Indebtedness, the AFCO Indebtedness or the Open Account Indebtedness shall secure all obligations of Automotive One to APS and AFCO, including all obligations under the Loan Agreement as modified by this Agreement.

         Section 5.7 GUARANTORS. By their individual execution of this Agreement, Mr. Robert H. Gentry, III and Janice Sue Gentry, his wife, each a shareholder of Automotive One, hereby each agrees to execute the Guaranty and acknowledges this Agreement and the obligations of APS and AFCO as set forth herein as due and valid consideration therefor. Each Guarantor confirms that the Guaranty is in full force and effect and is not subject to any claim, counterclaim, defense, or other right of offset.

         Section 5.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY9 VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, EACH WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

         Section 5.9 REAL ESTATE COLLATERAL. Automotive One has granted or caused to be granted and will further grant or cause to be granted to APS and AFCO by virtue of this Agreement a mortgage on all the real property owned by or used by Automotive One in its business except for (i) real property leased from unaffiliated third parties and (ii) a parcel referred to as the Roanoke parcel, which is located at Roanoke, Virginia. Automotive One represents to APS and AFCO that they will have a mortgage lien on all real property owned or used by Automotive One except for (i) real property leased from unaffiliated third parties, and (ii) the Roanoke parcel. Further, to the extent any of said parcels are subject to a prior mortgage, Automotive One will keep current and not default under said prior mortgage. Automotive One will execute such further documents as may be necessary so as to grant to APS and AFCO a mortgage lien on all such real property except.

         Section 5.10 LOAN COVENANTS. In regard to the financial covenants set forth in paragraphs 6(d), (e) and (f) of the Loan Agreement, compliance with those financial covenants by Automotive One is hereby waived until the Maturity Date, PROVIDED, HOWEVER, that if Automotive One fails to meet the covenant in the following sentence, then Automotive One will be required to comply with such financial covenants commencing as of June 1, 1997. Automotive One further covenants and agrees that it will file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for an initial public offering of its shares by no later than the Filing Date. Automotive One shall keep APS and AFCO advised as to the status of said filing and furnish APS and AFCO with copies of the filings as and when made.

         Section 5.11 STATUS OF MATURITY DATE/EXTENSION. The parties in negotiating this Agreement discussed the status of the Maturity Date and have agreed to the Maturity Date as defined above. APS and AFCO have reviewed a request by Automotive One for an arrangement by which the Maturity Date could be extended and, after discussion, the parties have agreed that there will be no procedure or right for an extension of the Maturity Date. APS and AFCO will consider any requests for an extension of the Maturity Date but APS and AFCO are not under any duty or obligation to agree to any such extension. If Automotive One requests an extension of the Maturity Date, it shall do so in writing and set forth the reason(s) for the extension (e.g. Automotive One has a commitment to take out APS and AFCO and additional time is needed to close on said commitment, the public offering by Automotive One has been filed but is not yet effective, etc.). Any extension of the Maturity Date will only be made in a written agreement signed by APS and AFCO which is in their discretion. Thus, absent any such written extension, the Indebtedness shall absolutely come due and payable on the Maturity Date.

         Section 5.12 RELEASE OF COLLATERAL. Provided no condition of default then exists under this Agreement, any of the other documents executed in connection herewith, or any of the Loan Documents, then, in that event, at such time as the AFCO Indebtedness, the APS Indebtedness and all Closing Costs are all paid-in-full as expressly set forth above (which includes all accrued interest even if not yet due), APS and AFCO will release all Real Property secured by the Mortgage Deed. The Open Account Indebtedness will remain secured by the personal property under the Open Account Documents. Further, if Automotive One from time to time desires to sell any of the Real Property, and APS and AFCO agree to said transaction (which APS and AFCO are under no obligation to do but may refuse to do so in their absolute discretion), then APS and AFCO will agree to release said parcel from the mortgage deed provided that the entire net proceeds of such sale are paid to APS and AFCO for application on the indebtedness and APS and AFCO have reviewed and approved all of the expenses of said transaction. Automotive One has also requested the right to obtain parcel releases based upon reduction in payments, but no such releases are agreed to and APS and AFCO are under no obligation to grant any partial releases.

         Section 5.13 COMPLETE AGREEMENT. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and incorporates all prior agreements and representations, if any. It may not be amended or modified except by a writing signed by the party(ies) to be charged by such amendment or modification.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    AUTOMOTIVE ONE PARTS STORES, INC.


                                    By: /s/ Robert H. Gentry, III
                                       -----------------------------------------
                                         Robert H. Gentry, III,
                                         President


                                    By: /s/ Robert H. Gentry, III
                                       -----------------------------------------
                                         Robert H. Gentry, III,
                                         Guarantor


                                    By: /s/ Janice Sue Gentry
                                       -----------------------------------------
                                         Janice Sue Gentry,
                                         Guarantor


                                    A.P.S., INC.


                                    By: /s/ E. Eugene Laurer
                                       -----------------------------------------
                                         E. Eugene Laurer,
                                         President



                                    AUTOPARTS FINANCE COMPANY, INC.


                                    By: /s/ E. Eugene Laurer
                                       -----------------------------------------
                                         E. Eugene Laurer,
                                         Vice President